     As filed with the Securities and Exchange Commission on March 6, 1996.
                                                   Registration No. 33-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            ----------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                               TCA CABLE TV, INC.
             (Exact name of registrant as specified in its charter)

               Texas                                  75-1798185
  (State or other jurisdiction of       (I.R.S. employer identification number)
  incorporation or organization)

                               3015 SSE Loop 323
                               Tyler, Texas 75701
                    (Address of principal executive offices)

                            ----------------------

                       EMPLOYMENT COMPENSATION AGREEMENT
                         DATED NOVEMBER 1, 1994 BETWEEN
                    DARRELL CAMPBELL AND TCA CABLE TV, INC.
                            (Full title of the Plan)

                            ----------------------

                                ROBERT M. ROGERS
                               3015 SSE Loop 323
                               Tyler, Texas 75701
          (Name and address of agent for service of agent for service)

                                 (903) 595-3701
                    (Telephone number, including area code,
                             of agent for service)

                            ----------------------

                                    COPY TO:
                               JAMES S. RYAN, III
                            Jackson & Walker, L.L.P.
                                901 Main Street
                                   Suite 6000
                              Dallas, Texas  75202

                                    CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                    Proposed           Proposed
                Title of                       Amount               Maximum            Maximum              Amount of
               Securities                       to be            Offering Price       Aggregate            Registration
            to be Registered                 Registered          Per Share (1)     Offering Price (1)         Fee (1)
-----------------------------------------------------------------------------------------------------------------------
 Common Stock, $.10 par value  .            5,000 shares           $34.07              $170,350             $100.00
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), registration fee is based on a price of $34.07 per share, which price is an average of the high and low prices of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System on March 1, 1996. Because the registration fee amounted to less than the minimum, the minimum registration fee of $100.00 is being submitted.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission by TCA Cable TV, Inc. (the "Company"), are incorporated herein by reference and made a part hereof:

         (i) Annual Report on Form 10-K for the fiscal year ended October 31, 1995;
         (ii)    Current Report on Form 8-K filed December 15, 1995; and
         (iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (No. 2-75516) and Registration Statement on Form 8-A (No. 2-88892), effective as of March 17, 1984.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the Series A Common Stock offered hereunder has been sold or which deregisters all of such Series A Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Texas corporation and The Texas Business Corporation Act ("TBCA") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

        Reference is made to Article IX and Article VII, Section 8 of the Company's Articles of Incorporation and Bylaws, respectively, which provide for indemnification of officers and directors except as to certain circumstances and except as provided by applicable law.

        Additionally, Article XIII of the Company's Articles of Incorporation limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the TBCA. The effect of such
Article XIII (based on the TBCA as of the date of this Registration Statement) is that the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) for an act related to an unlawful stock repurchase or payment of a dividend.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

 Exhibit
 Number          Description of Exhibit
--------         ----------------------
4.1              Articles of Incorporation of the Company.(1)

4.2              Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4.3              Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4.4              Bylaws of the Registrant.(1)

4.5              Form of Stock Certificate.(1)

5                Opinion of Jackson & Walker, L.L.P.(3)

15               None.

23.1             Consent of Coopers & Lybrand, L.L.P.(3)

23.3             Consent of Jackson & Walker, L.L.P. (included in the opinion of Jackson & Walker, L.L.P. filed as
                 Exhibit 5).(3)

24               Power of Attorney.(3)

28               None.

99               Employee Compensation Agreement.(3)

____________

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 2-76516 dated as of March 16, 1982 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, File No. 33-21901 dated as of May 16, 1988, and incorporated herein by reference.

(3)      Filed herewith.


ITEM 9.  UNDERTAKINGS.

     (a)         The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)      To include any prospectus required
                 by section 10(a)(3) of the Securities Act of 1933, as amended;

                                  (ii)     To reflect in the prospectus any
                 facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                  (iii)    To include any material information
                 with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyler, State of Texas on the 6th day of March, 1996.

                               TCA CABLE TV, INC.



                               By:  /s/ Jimmie F. Taylor
                                   ---------------------------------------
                                    Jimmie F. Taylor, Vice President,
                                    Chief Financial Officer and Teasurer


                               POWER OF ATTORNEY

         Each person whose signature appears below authorizes Robert M. Rogers, Fred R. Nichols and Jimmie F. Taylor, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                   Title                              Date
               ---------                                   -----                              ----
 /s/ Robert M. Rogers                              Chairman of the Board,            March 6, 1996
 -------------------------------------            Chief Executive Officer            ----------------------
            Robert M. Rogers                            and Director
                                               (Principal Executive Officer)




 /s/ Fred R. Nichols                             President, Chief Operating          March 6, 1996
 -------------------------------------              Officer and Director             ----------------------
            Fred R. Nichols


 /s/ Jimmie F. Taylor                                 Vice President,                March 6, 1996
 -------------------------------------            Chief Financial Officer            ----------------------
            Jimmie F. Taylor                           and Treasurer
                                                 (Principal Accounting and
                                                     Financial Officer)



 /s/ Wayne J. McKinney                                    Director                   March 6, 1996
 -------------------------------------                                               ----------------------
           Wayne J. McKinney


 /s/ Ben R. Fisch, M.D.                                   Director                   March 6, 1996
 -------------------------------------                                               ----------------------
           Ben R. Fisch, M.D.


 /s/ A. W. Riter, Jr.                                     Director                   March 6, 1996
 -------------------------------------                                               ----------------------
            A. W. Riter, Jr.



 /s/ James F. Ackerman                                    Director                   March 6, 1996
 -------------------------------------                                               ----------------------
           James F. Ackerman


 /s/ Kenneth S. Gunter                                    Director                   March 6, 1996
 -------------------------------------                                               ----------------------
           Kenneth S. Gunter


 /s/ Randall K. Rogers                                    Director                   March 6, 1996
 -------------------------------------                                               ----------------------
           Randall K. Rogers


 /s/ Fred W. Smith                                        Director                   March 6, 1996
 -------------------------------------                                               ----------------------
           Fred W. Smith

                               INDEX TO EXHIBITS

                                                                                         Sequentially
Exhibit                                                                                    Numbered
Number          Description of Exhibit                                                       Page
------          ----------------------                                                       ----
4.1              Articles of Incorporation of the Company.(1)

4.2              Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4.3              Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4.4              Bylaws of the Registrant.(1)

4.5              Form of Stock Certificate.(1)

5                Opinion of Jackson & Walker, L.L.P.(3)

15               None.

23.1             Consent of Coopers & Lybrand, L.L.P.(3)

23.3             Consent of Jackson & Walker, L.L.P. (included in the opinion of Jackson
                 & Walker, L.L.P. filed as Exhibit 5).(3)

24               Power of Attorney, (appearing on page 5 of this registration statement).(3)

28               None.

99               Employee Compensation Agreement.(3)

____________________
(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 2-76516 dated as of March 16, 1982 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, File No. 33-21901 dated as of May 16, 1988, and incorporated herein by reference.

(3)      Filed herewith.